UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2011

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415)-946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

Update on Status of FY2011 Form 10-K and Related Audit

As announced on August 10, 2011, IA Global, Inc., a Delaware corporation (“The Company”) was not able to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “2011 Form 10-K”), which was originally due to be filed with the SEC on June 29, 2011.

The current delay is the result of the Company’s lack of adequate cash, necessary to re-engage its independent registered public accounting firm, and other related resources, necessary to complete the audit of consolidated financial statements for the year ended March 31, 2011 which are required to be included in its 2011 Form 10-K.  In addition, as a result of lack of funds, the Company has not been able to file its Quarterly Reports, and, no assurance can be made that the Company will be able to file its Annual Report on Form 10-K for the year ended March 31, 2012 as well.  The Company believes, however, that it has substantially overcome the original delays due to administrative complications and the logistical challenges inherent in performing a full audit in Japan and the US. No assurance can be made however, that an audit will be completed or that the Company will be able to fund its complete audit.

The inability of the Company to file reports is likely to cause further illiquidity, and difficulty in raising capital, as well as added costs in becoming current with its reports.  Moreover, difficulty in raising capital and illiquidity of our shares will adversely affect the Company in that, among other ways, the company will not be able to fend off claims against it or settle them with liquid capital.

Item 1.02.

Termination of a Material Definitive Agreement. And 2.06    Material Impairments.

Entry of Judgment by Fusion Systems Japan KK; August 2011

As previously disclosed by the Company, on July 15, 2011 and as a result of a previous claim brought against it by Fusion Systems Japan K.K. (Fusion Systems Japan K.K. vs. IA Global, Inc., Docs 1 through 10, Case No. CGC-10-502759) the Company entered into a settlement agreement and Stipulation for Entry of Judgment (“Stipulation”) with Fusion Systems Japan K.K., a Japanese corporation (“Fusion Systems”) which called for IA Global to complete its installment payments totaling an aggregate of $205,000. The Stipulation provided, among other things, that Fusion Japan may enter a judgment as against the Company if the settlement amount was not paid. As IA Global did not have sufficient funds to satisfy the settlement requirements, and, as the Company’s financial condition in Asia continued to deteriorate in the wake of the tsunami in 2011, Fusion Japan entered a judgment as against the Company in the Superior Court of the State of California, County of San Francisco, in the amount of $205,000 dollars, plus interest, on August 25, 2011.

Employee Claim for $167,598 as Against IA Global October 2011

In September of 2011, Mark Scott, the Company’s former CFO, initiated a claim as against the Company in the Superior Court of the State of California, County of Santa Clara (Mark Scott vs. I.A. Global, Case No. 111CV208827) for employment related wages.  The complaint alleged a breach of his employment contract and non-payment/untimely payment of employee wages due of $157,961.  On October 31, 2011, a request for entry of default was entered against the Company relating to said complaint in the sum of  $167,598, which included attorneys fees and interest.   The Company is in continued discussions with Mr. Scott, however, while the Company believes that Mr. Scott’s suit is without merit, the Company has little ability to defend against it.  The Company is attempting to negotiate settlement with Mr. Scott, however, no assurance can be made that a settlement will be reached.

Notice of Possible Claim by Innovative Software Direct PLC; Cancelation of Stock Issued to ISD

As previously disclosed, on December 17, 2010, the Company entered into a Share Exchange Agreement (the “ISD Exchange”) with Innovative Software Direct PLC, a UK Company (“ISD”), as seller, of PowerDial Services Limited, a UK company (“Powerdial”), in exchange for, among other consideration, 2,400,000 shares of common stock of the Company, as reflected by stock certificate IA 3101 (the “Consideration Shares”).  The Company, as consideration forthe closing of the ISD Exchange, deposited the Consideration Shares in trust with ISD, in addition to making certain loans to ISD, in the amount of $150,000 to ISD.  ISD subsequently went into insolvency and liquidation proceedings in the UK after the closing of the transaction.     Subsequently, in September of 2011, the Company was notified of the proposed insolvency proceedings by the UK administrator, Bigbies Traynor (the “UK Administrator”) of the assets of ISD, which included Powerdial ..  The UK Administrator advised that it chose not to recognize the sale , and the Company was offered an opportunity to credit bid any receivables owed to it towards the acquisition of Powerdial.  The Company, through its UK and US counsel, advised the UK Administrator that any attempt to unwind the Company’s acquisition of Powerdial will require the return of all IA Global shares received by ISD as part of the original acquisition and that IA Global reserves any and all of its rights, without prejudice. Nevertheless, the auction for Powerdial took place in October of 2011. The Company remains a creditor of Powerdial and its parent, to the extent of approximately $150,000.00.

Stop Transfer Order

The UK Administrator originally advised the Company that, if the Company would be outbid in the auction of Powerdial, it would return the Consideration Shares.  Nonetheless, the UK Administrator has refused to return the Consideration Shares.  Accordingly, the Company has effectuated and implemented a stop transfer order  on the Consideration Shares (Stock Cert. No. IA 3101 issued in the name of Innovated Software Direct PLC).

The Company has provided notice to the UK Administrator to the effect that: the Consideration Shares are not fully paid for or duly issued, as the Company, apparently, never received consideration for ISD Exchange ;    any attempt to transfer or to even deposit or encumber the same would be unlawful both civilly and criminally ; and, that a stop transfer order has been effectuated with the Company’s transfer agent.  While the UK Administrator has failed to return the Consideration Shares, which are still in the name of ISD, it has also advised that it has not yet attempted to liquidate the shares as of this time.  In addition to the stop transfer order already in place, the Company intends on pursuing Chancery Court proceeding in Delaware to void and cancel the Consideration Shares and to seek damages, if appropriate.

The Company has reserved all rights as against the UK Administrator, ISD and its management.   The Company remains an unsecured creditor of Powerdial, to the extent of $150,000 loaned to it.  No assurance can be made that this amount will be repaid.

Claim Initiated by Glen Espino; December 2011

On December 9, 2011 an employee arbitration claim was initiated on behalf of a former employee in the Philippines, Mr. Glen Espino as against IA Global, Inc. et. al., with the American Arbitration Association, County of San Francisco Office   (Glen Espino vs. IA Global, Inc. and Does 1-20, Case No. 50 166T 0074411).  The complaint alleges, a claim for damages as a result of an alleged breach of an employment contract between the Company and Mr. Espino, resulting from his early termination and non payment of salary.  Total damages alleged are approximately $120,000.

While the Company believes that this claim is without merit, the Company has limited funds and resources to defend this action.  Moreover, the Company is cautious in that statutory and case law in California tend to run in particular favor of the employee.

While the Company is cognizant of the fact that the foregoing will constitute a material impairment to its assets, it is currently unable to provide a good faith estimate of the dollar amount of the impairment, except that the same exceeds $300,000.

The Company is exploring a variety of strategic alternatives, including the potential liquidation of certain of the Company’s subsidiaries, assets and/or acquisition of other entities.

New York State Tax Levy

The Company has also received notice of a New York State Tax Levy in the amount of $34,738, inclusive of penalties, from 2003.  The Company does not believe that this liability is owed and believes that it has a meritorious defense to the same.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Other Director

On September 16, 2011, Mr. Jack Henry resigned as a member of the Board of Directors, effective as of  September 16, 2011.  Mr. Henry’s resignation from the Board was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

Termination of Contract

Mr. Brian Hoekstra’s employment agreement terminated on September 4, 2011.  Mr. Hoekstra remains a Secretary and director of the company and has resigned from all other positions and responsibilities as of such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated:  April 30, 2012

By:

/s/ Brian Hoekstra

Brian Hoekstra

Secretary

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